UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2022

GALECTO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39655	37-1957007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 State Street, Suite 100

Boston, MA 02109

(Address of principal executive offices, including zip code)

(+45) 70 70 52 10

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GLTO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On September 29, 2022, Galecto, Inc. (the “Company”) issued a press release announcing results from a planned intermediate assessment of the ongoing Phase 2a trial of GB2064, a LOXL2 inhibitor product candidate, for the treatment of myelofibrosis (the “MYLOX-1 trial”). A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

As noted above, the Company announced results from an intermediate assessment of the ongoing MYLOX-1 trial.

The MYLOX-1 trial is an ongoing Phase 2, open-label, single-arm study in myelofibrosis patients who are ineligible, refractory or intolerant to JAK inhibitor therapy. Patients receive GB2064 orally at a dose of 1000mg twice daily for nine months and undergo bone marrow biopsies at the beginning of the trial and again at months 3, 6 and 9. The primary endpoint of the ongoing MYLOX-1 trial is an assessment of safety and tolerability, while secondary endpoints focus on measurements of bone marrow fibrosis and hematological parameters. Apart from evaluating the safety and tolerability of GB2064, a key objective of the MYLOX-1 trial is to evaluate the direct anti-fibrotic activity of GB2064 by blocking lysyl oxidase-like 2 (LOXL2) in an indication that allows for repeated tissue biopsies.

As part of the planned intermediate assessment of the MYLOX-1 trial, Galecto evaluated results from the first five patients who had completed at least six months of treatment with GB2064 and who had repeated bone marrow biopsies. In the intermediate assessment, four out of five evaluable myelofibrosis patients who received GB2064 monotherapy for at least six months in the MYLOX-1 trial experienced a ≥ 1-grade reduction in collagen fibrosis of the bone marrow, an improvement suggesting that GB2064 could impact the progression of the disease and be disease modifying. All four patients who experienced a > 1-grade reduction in fibrosis score also showed stable hematological parameters (hemoglobin, white blood cell count, and thrombocytes) and stable spleen volume over the six month treatment period, and none required transfusion. Two of these patients have entered the extension phase of the study due to the clinical benefit of GB2064 as evaluated by the treating physician.

GB2064 has shown a generally acceptable tolerability profile to date. Sixteen patients have been dosed with GB2064 in the MYLOX-1 trial, of which eight patients have completed or continue to receive treatment and eight patients have either discontinued treatment as a result of an adverse event or disease progression. The most commonly observed treatment-related adverse events were gastrointestinal in nature and were manageable in most patients with standard therapy. In the five patients who completed at least six months of treatment with GB2064, there were no treatment-related serious adverse events, while in the entire trial population, the only possibly treatment-related serious adverse event was a case of fall.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated September 29, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galecto, Inc.

Date: September 29, 2022	By:	/s/ Hans T. Schambye
Hans T. Schambye, M.D., Ph.D.
President and Chief Executive Officer